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                                                                    Exhibit 10.1

                                 STRATASYS, INC.
                               14950 Martin Drive
                           Eden Prairie, MN 55344-2020
                            Telephone (612) 906-2211
                            Facsimile (612) 906-2266

                                                              September 30, 1998

To the Holders of Warrants listed on
 Schedule A attached hereto
c/o Archery Capital, LLC
237 Park Avenue
Suite 801
New York, NY 10017

Attention: Mr. Erinch Ozada

                            RE: PURCHASE OF WARRANTS

Dear Erinch:

         This letter will confirm the terms of the purchase by Stratasys, Inc., a Delaware corporation (the "Company"), of warrants to purchase the number of shares of the Company's Common Stock, $.01 par value, expiring on October 31, 2000, specified on Schedule A hereto (the "Warrants") from the holders thereof listed on Schedule A hereto (the "Holders") for the purchase price set forth on Schedule A hereto (the "Purchase Price").

1. Purchase and Delivery of Warrants; Payment of Purchase Price.

         (a) Concurrently with the execution and delivery of this Agreement, the Company is hereby purchasing from each Holder, and each Holder is hereby selling to the Company, the number of Warrants listed on Schedule A hereto for the Purchase Price specified on Schedule A hereto.

         (b) Promptly after the execution and delivery of this Agreement, each Holder shall deliver the Certificate or Certificates representing the Warrants by hand delivery to the Company, c/o Snow Becker Krauss P.C., 25th Floor, 605 Third Avenue, New York, New York 10158, Attn: Eric Honick, Esq.

         (c) Concurrently with the execution and delivery of this Agreement, the Company is paying the aggregate Purchase Price to the Holders by wire transfer of immediately available funds in accordance with the wire transfer instructions given by the Holders as set forth on Schedule B hereto.
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2. Representations and Warranties of the Holders.

         Each Holder hereby represents and warrants to the Company that:

         (a) The execution, delivery and performance of this Agreement by such Holder has been duly authorized by all action necessary under such Holder's partnership agreement and applicable law.

         (b) Such Holder has the full right, power, and authority to enter into this Agreement, to perform the terms hereof, and to transfer and deliver the Warrants to the Company.

         (c) This Agreement has been duly executed on behalf of such Holder, and the sale and transfer of the Warrants by such Holder to the Company and the execution and delivery of this Agreement constitute the valid and binding acts and obligations of such Holder, enforceable against such Holder in accordance with their respective terms.

         (d) Such Holder has valid title to the Warrants being sold by it, and there is no impediment to the sale and assignment of such Warrants to the Company; and upon payment of the Purchase Price therefor, the Company will acquire legal title to and ownership of such Warrants free and clear of all liens, charges, pledges and encumbrances of any nature whatsoever.

         (e) Such Holder has had the opportunity to question and has questioned, to the extent it has deemed necessary or appropriate, representatives of the Company so as to receive answers to such questions and to verify information obtained in such Holder's examination of the Company in connection with such Holder's sale of Warrants hereunder.

         (f) No oral or written representation have been made to such Holder in connection with its sale of Warrants hereunder that were in any way inconsistent with the information reviewed by such Holder; and no representations or warranties of any type or description have been made to such Holder by any person with regard to the Company, its business, properties or prospects, or the sale of the Warrants other than as set forth herein.

         (g) As a result of its investment in the Company and its examination of all available information regarding the Company, such Holder acknowledges that it is fully familiar with the business, affairs and financial condition of the Company and is fully capable of evaluating the merits and risks of the sale of the Warrants hereunder.

3. Representations and Warranties of the Company.

         The Company hereby represents and warrants to each Holder that:

         (a) The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action.

         (b) The Company has the full right, power, and authority to enter into this Agreement,
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to perform the terms hereof, and to purchase the Warrants from the Holders.

         (c) This Agreement has been duly executed on behalf of the Company, and the purchase of the Warrants by the Company from the Holders and the execution and delivery of this Agreement constitute the valid and binding acts and obligations of the Company, enforceable against the Company in accordance with their respective terms.

         4. Miscellaneous.

         (a) This Agreement embodies the entire agreement and understanding between the parties hereto regarding the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No provision of this Agreement may be amended, modified or waived except by a writing signed by all parties hereto.

         (b) This Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts negotiated, executed and to be performed in that state, without regard to the conflicts of law principles of that state.

         If the foregoing accurately sets forth the terms of our agreement with respect to the subject
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matter hereof, please so indicate by signing the enclosed copy of this letter and returning it to the undersigned.

                                                          Very truly yours,

                                                          STRATASYS, INC.

                                                          By: /s/ S. Scott Crump
                                                              S. Scott Crump
                                                              President

Accepted and agreed:

PHAROS FUND LIMITED

By: /s/ Erinch Ozada
        Erinch Ozada

PHAROS GENESIS FUND LIMITED

By: /s/ Erinch Ozada
        Erinch Ozada

LIGHTHOUSE PARTNERS USA, LP

By: /s/ Erinch Ozada
        Erinch Ozada

LIGHTHOUSE GENESIS PARTNERS USA, LP

By: /s/ Erinch Ozada
        Erinch Ozada